EXHIBIT 8

LIST OF EXECUTIVE OFFICERS AND DIRECTORS
OF CAPITAL D'AMÉRIQUE CDPQ INC.
DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Normand Provost	Capital d'Amérique CDPQ Inc. 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	President
Ghislain Gauthier	Same	Vice-President
Paul-Henri Couture	Same	Vice-President
Luc Houle	Same	Vice-President
Diane C. Favreau	Same	Vice-President
Pierre Fortier	Same	Vice-President
Pierre Pharand	Same	Vice-President
Yves Cusson	Same	Vice-President
François Laurin	Same	Vice-President
OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Normand Provost	Capital d'Amérique CDPQ Inc. 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	President
Paul-Henri Couture	Same	Vice-President
Pierre Pharand	Same	Vice-President
Luc Houle	Same	Vice-President
Diane C. Favreau	Same	Vice-President
Ghislain Gauthier	Same	Vice-President
Pierre Fortier	Same	Vice-President
Michel Lefebvre	Same	Vice-President
François Laurin	Same	Vice-President
Yves Cusson	Same	Vice-President
Robert W. Desnoyers	Same	Vice-President, Human Resources
Ginette Depelteau	Same	Secretary
Marie-Martine Boileau	Same	Assistant Corporate Secretary
Marie-Claude Provost	Same	Assistant Corporate Secretary
Soulef Hadjoudj	Same	Assistant Corporate Secretary